SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the

Securities Exchange Act of 1934

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TRANSAMERICA PARTNERS FUNDS GROUP II

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TRANSAMERICA PARTNERS MID VALUE PORTFOLIO

a series of Transamerica Partners Portfolios

TRANSAMERICA PARTNERS MID VALUE

a series of Transamerica Partners Funds Group

TRANSAMERICA PARTNERS INSTITUTIONAL MID VALUE

a series of Transamerica Partners Funds Group II

570 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: 1-888-233-4339

July 14, 2014

This information statement (“Information Statement”) is being furnished to investors of Transamerica Partners Mid Value Portfolio (the “Portfolio”). The Portfolio is a series of Transamerica Partners Portfolios, a registered investment company organized as a New York trust (“TPP” or the “Trust”). The Portfolio is a master fund in a master/feeder mutual fund structure. A number of feeder funds, including Transamerica Partners Mid Value and Transamerica Partners Institutional Mid Value, invest their assets in the Portfolio. The Portfolio, in turn, invests directly in securities. The Portfolio is the underlying mutual fund in which all of the assets of Transamerica Partners Mid Value and Transamerica Partners Institutional Mid Value are invested.

This Information Statement provides information regarding the approval by the Portfolio’s Board of Trustees (the “Board,” “Board Members” or “Trustees”) of a new sub-advisory agreement on behalf of the Portfolio. The Portfolio is sub-advised by Thompson, Siegel & Walmsley LLC (“TS&W” or the “Sub-Adviser”) pursuant to an agreement between Transamerica Asset Management, Inc. (“TAM” or the “Adviser”) and TS&W (the “New Sub-Advisory Agreement”), a copy of which is attached hereto as Exhibit A.

TS&W became a sub-adviser of the Portfolio on May 1, 2014. Prior to May 1, 2014, Cramer, Rosenthal, McGlynn, LLC (“CRM”) served as a sub-adviser to the Portfolio. As discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplement dated January 29, 2014, certain breakpoints were added to TAM’s advisory fee schedule, which has the potential to lower advisory fees should the Portfolio’s assets reach certain levels. TAM continues to serve as the Portfolio’s investment adviser and the other sub-adviser for the Portfolio, J.P. Morgan Investment Management, Inc., will remain the same.

This Information Statement is provided in lieu of a proxy statement to shareholders of record of the Portfolios as of July 1, 2014 for the Portfolio (the “Record Date”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) subject to the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the 1940 Act, of the parties to the agreement (“Independent Trustees”), without obtaining shareholder approval. Pursuant to the Order, however, the Portfolio is required to provide certain information about a new sub-advisory agreement to its shareholders.

A Notice of Internet Availability of the Information Statement is being mailed on or about July 14, 2014. The Portfolio will bear the costs associated with preparing and distributing this Information Statement and the Notice of Internet Availability of the Information Statement to shareholders.

The annual report of the Portfolio is sent to shareholders of record following the Portfolio’s fiscal year end. The Portfolio’s fiscal year end is December 31. The Portfolio will furnish, without charge, a copy of its annual and semi-annual reports to a shareholder upon request. Such requests should be directed to the Portfolio by calling toll free 1-888-233-4339. Copies of the annual and semi-annual reports of the Portfolio also are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of the Notice of Internet Availability may be delivered to two or more investors who share an address, unless the Portfolio has received instructions to the contrary. Please contact the Portfolio at the address and phone number set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement will be available on the Portfolio’s website at http://cdn2.hubspot.net/hub/247691/file-1103620616-pdf/Transamerica/Transamerica-Partners-Mid-Value-Information-Statement.pdf until at least November 14, 2014. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Portfolio at 1-888-233-4339.

TRANSAMERICA PARTNERS MID VALUE PORTFOLIO

a series of Transamerica Partners Portfolios

INFORMATION STATEMENT

On January 23, 2014, the Board approved, at the Adviser’s recommendation, a New Sub-Advisory Agreement with TS&W for the Portfolio as described below. TS&W became a sub-adviser of the Portfolio on May 1, 2014. As discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplement dated January 29, 2014, certain breakpoints were added to TAM’s advisory fee schedule, which has the potential to lower advisory fees should the Portfolio’s assets reach certain levels. TAM continues to serve as the Portfolio’s investment adviser and the other sub-adviser for the Portfolio, J.P. Morgan Investment Management, Inc., will remain the same.

This Information Statement describes TS&W and the terms of the New Sub-Advisory Agreement.

THE PORTFOLIO AND ITS MANAGEMENT AGREEMENT

TAM, a Florida corporation located at 570 Carillon Parkway, St. Petersburg, FL 33716, manages the assets of the Portfolio pursuant to an Investment Advisory Agreement (the “Advisory Agreement”), dated January 23, 2014, which was approved by the Board, including a majority of the Independent Trustees on January 22 and 23, 2014. The Advisory Agreement was also approved by the shareholders of the Portfolio on November 16, 2012. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (“Western Reserve”) (77%) and AUSA Holding Company (“AUSA”) (23%), both of which are indirect, wholly owned subsidiaries of Aegon NV. Western Reserve and AUSA are wholly owned by Aegon USA, LLC (“Aegon USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. Aegon USA is owned by Aegon US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The Aegon Trust, which is owned by Aegon International B.V., which is owned by Aegon NV, a Netherlands corporation, and a publicly traded international insurance group.

Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Portfolio, (ii) selects and employs, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Portfolio consistent with the Portfolio’s investment objectives, policies and restrictions, as stated in the Portfolio’s current registration statement, and (iii) reviews the sub-adviser’s continued performance. The Advisory Agreement was last approved by the Board on January 23, 2014.

No officer or Trustee of the Portfolio is a director, officer or employee of the Sub-Adviser. No officer or Trustee of the Portfolio, through the ownership of securities or otherwise, has any other material direct or indirect interest in the Sub-Adviser or any other person controlling, controlled by or under common control with the Sub-Adviser. Since the Record Date, none of the Trustees of the Portfolio has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which the Sub-Adviser or any of its affiliates was or is to be a party.

TERMS OF THE PRIOR SUB-ADVISORY AGREEMENT

Prior to May 1, 2014, CRM (the “Prior Sub-Adviser”) served as a sub-adviser to the Portfolio. CRM is located at 520 Madison Avenue, 20th Floor, New York, NY 10022.

The Prior Sub-Adviser provided sub-advisory services to the Portfolio pursuant to an Investment Sub-Advisory Agreement between TAM and CRM (the “Prior Sub-Advisory Agreement”). As a sub-adviser to the Portfolio, CRM was responsible for managing the assets of the Portfolio in a manner consistent with the terms of the Prior Sub-Advisory Agreement and the investment objective, strategies and policies of the Portfolio. The sub-advisory agreement between the Portfolio and CRM was dated April 20, 2001, as amended, and was last approved by the Board, including a majority of the Independent Trustees, on June 13, 2013.

COMPARISON OF THE SUB-ADVISORY AGREEMENTS

Descriptions of the sub-advisory fee rates payable by the Adviser to TS&W under the New Sub-Advisory Agreement and the sub-advisory fees paid by the Adviser to CRM under the Prior Sub-Advisory Agreement appear below under the caption “Sub-Advisory Fees.”

As discussed below under the caption “Evaluation by the Board,” the New Sub-Advisory Agreement was approved by the Board on January 23, 2014, and was effective as of May 1, 2014. The New Sub-Advisory Agreement has an initial term of two years from the effective date. Thereafter, continuance of the New Sub-Advisory Agreement shall be subject to the specific approval, at least annually, of a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by a majority of the Board who are not interested persons (the “Independent Trustees”), at a meeting called for the purpose of voting on such approval.

The terms of the Prior Sub-Advisory Agreement and those of the New Sub-Advisory Agreement are substantially similar. Under the New Sub-Advisory Agreement, the sub-advisory fee rates payable by the Adviser to TS&W are lower. A description of the sub-advisory fee rates appears below under the caption “Sub-Advisory Fees.”

Under the terms of the New Sub-Advisory Agreement, like the Prior Sub-Advisory Agreement, subject to the supervision of the Trust’s Board and TAM, TS&W shall regularly provide the Portfolio with respect to such portion of the Portfolio’s assets as shall be allocated to TS&W by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Portfolio’s investment objective, policies and restrictions, as stated in the Portfolio’s current Prospectuses and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to TS&W.

The New Sub-Advisory Agreement provides that TS&W may place orders for the purchase and sale of portfolio securities with such broker-dealers who provide research and brokerage services to the Portfolio within the meaning of Section 28(e) of the Securities Exchange Act of 1934, to TS&W, or to any other fund or account over which TS&W or its affiliates exercise investment discretion. The New Sub-Advisory Agreement also provides that, subject to such policies and procedures as may be adopted by the Board and officers of the Portfolio, TS&W may pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where TS&W has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or TS&W’s overall responsibilities with respect to the Portfolio and to other funds and clients for which TS&W exercises investment discretion. The Prior Sub-Advisory Agreement contained similar provisions.

The New Sub-Advisory Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio; (ii) may be terminated by TAM upon written notice to TS&W, without the payment of any penalty; (iii) may be terminated by TS&W upon 90 days’ written notice to TAM; and (iv) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) and shall not be assignable by TAM without the consent of TS&W. The Prior Sub-Advisory Agreement contained substantially similar provisions. The Prior Sub-Advisory Agreement contained similar provisions.

As compensation for the services performed by TS&W under the New Sub-Advisory Agreement, TAM shall pay TS&W out of the advisory fee it receives with respect to the Portfolio, as promptly as possible after the last day of each month, a fee, computed daily as a percentage of average daily net assets on an annual basis. As outlined below under “Sub-Advisory Fees,” the compensation TS&W will receive from TAM under the New Sub-Advisory Agreement is lower, and subject to certain breakpoints, than that received by CRM under the Prior Sub-Advisory Agreement.

The New Sub-Advisory Agreement, like the Prior Sub-Advisory Agreement, requires that TS&W, at its expense, supply the Board, the officers of the Trust and the Adviser with all information and reports reasonably required by any of them and reasonably available to TS&W relating to the services provided pursuant to the New Sub-Advisory Agreement, including such information that the Portfolio’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

The New Sub-Advisory Agreement states that TS&W shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Portfolio, provided that TS&W is not protected against any liability to the Adviser or the Portfolio to which TS&W would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the New Sub-Advisory Agreement. The Prior Sub-Advisory Agreement contained similar provisions, except that the CRM was not protected against liability to the Adviser or the Portfolio to which CRM would otherwise be subject by reason of negligence, malfeasance or violation of applicable law.

The New Sub-Advisory Agreement provides that unless the Adviser advises TS&W in writing that the right to vote proxies has been expressly reserved to the Adviser or the Trust or otherwise delegated to another party, TS&W shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with that TS&W’s proxy voting policies and procedures without consultation with the Adviser or the Portfolio. TS&W agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to the Adviser. The Prior Sub-Advisory Agreement contained similar provisions.

The New Sub-Advisory Agreement provides that it is governed by the laws of the State of Florida. The Prior Sub-Advisory Agreement provided that it was governed by the laws of the State of New York.

Investors should refer to Exhibit A attached hereto for the complete terms of the New Sub-Advisory Agreement. The summary of the New Sub-Advisory Agreement set forth herein is qualified in its entirety by provisions of the New Sub-Advisory Agreement as set forth in Exhibit A.

TAM ADVISORY FEES

Under the Advisory Agreement, the Portfolio pays the Adviser the following advisory fees for its services with respect to the Portfolio’s average daily net assets on an annual basis:

0.67% of the first $750 million;

0.665% over $750 million up to $1.5 billion;

0.655% over $1.5 billion up to $2 billion; and

0.6475% in excess of $2 billion.

The net assets are equal to the market value of the Portfolio. Fees are accrued daily and paid by the Portfolio monthly.

Prior to May 1, 2014, the Portfolio paid the Adviser on an annual basis an advisory fee of 0.67% based on the Portfolio’s average daily net assets. The net assets are equal to the market value of the Portfolio. Fees are accrued daily and paid by the Portfolio monthly. The Portfolio paid $5,967,769 to TAM (after waivers/expense reimbursements) for the fiscal year ended December 31, 2013.

SUB-ADVISORY FEES

Under the New Sub-Advisory Agreement, the Adviser (not the Portfolio) pays TS&W the following sub-advisory fees for its services with respect to the allocated portion of the Portfolio’s average daily net assets on an annual basis:

0.275% of the first $750 million;

0.27% over $750 million up to $1.5 billion;

0.265% over $1.5 billion up to $2 billion; and

0.26% in excess of $2 billion.

The calculation of the sub-advisory fees will be determined on the combined average daily net assets of Transamerica Mid Cap Value Opportunities, a series of Transamerica Funds, which is also sub-advised by TS&W.

Under the Prior Sub-Advisory Agreement, the Adviser (not the Portfolio) paid CRM 0.40% in sub-advisory fees for its services with respect to the allocated portion of the Portfolio’s average daily net assets on an annual basis. TAM paid $1,790,282to CRM for the fiscal year ended December 31, 2013. If the New Sub-Advisory Agreement was in effect, TAM would have paid $1,230,818 to TS&W for the fiscal year ended December 31, 2013. (J.P. Morgan Investment Management, Inc., which also serves as a sub-adviser to the Portfolio, received $1,774,001 from TAM for the fiscal year ended December 31, 2013.)

INFORMATION REGARDING THE SUB-ADVISER

TS&W, a majority-owned subsidiary of Old Mutual (US) Holdings, Inc., a wholly-owned subsidiary of Old Mutual plc., has been a registered investment adviser since 1970. As of December 31, 2013, TS&W had approximately $7.8 billion in total assets under management.

Portfolio Manager

Name	Role	Employer	Positions Over Past Five Years
Brett P. Hawkins, CFA	Portfolio Manager	TS&W	Portfolio Manager of the Portfolio since 2014; Portfolio Manager at Thompson, Siegel &Walmsley LLC since 2001

Management and Governance

Listed below are the names, positions and principal occupations of the members of the Board of Managers and principal executive officers of TS&W as of November 30, 2013. The principal address of each individual as it relates to his or her duties at TS&W is the same as that of TS&W.

Name	Position with TS&W
Horace P. Whitworth	Manager, Co-Chief Executive Officer, Chief Financial Officer and President
Cheryl M. Mounce	Treasurer
Lawrence E. Gibson	Manager, Co-Chief Executive Officer and Chairman
Herbert B. Thomson III	Manager and Secretary
Frank H. Reichel III	Manager and Chief Investment Officer
Lori N. Anderson	Risk Manager and Director of Operations
Jessica L. Thompson, Esq.	Chief Compliance Officer
Aidan J. Riordan	Manager

Management Activities. As of May 31, 2014, TS&W acted as investment adviser or sub-adviser for one registered investment company with investment objectives similar to those of the Portfolio.

Comparable Fund for which TS&W serves as Sub-Adviser	Assets Managed by TS&W as of May 31, 2014	Sub-Adviser Fee Paid to TS&W
Transamerica Mid Cap Value Opportunities	$484,932,449	0.275% of the first $750 million 0.27% over $750 million up to $1.5 billion 0.265% over $1.5 billion up to $2 billion 0.26% in excess of $2 billion*

*	The average daily net assets for the purpose of calculating sub-advisory fees for the Portfolio will be determined on a combined basis with the allocated portion of Transamerica Partners Mid Value.

EVALUATION BY THE BOARD

At a meeting of the Board held on January 22 and 23, 2014, the Board considered the termination of CRM as sub-adviser to the Portfolio and the approval of the New Sub-Advisory Agreement for the Portfolio between TAM and TS&W.

Following their review and consideration, the Board Members determined that the terms of the New Sub-Advisory Agreement are reasonable and that the termination of CRM as sub-adviser to the Portfolio and approval of the New Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders. The Board, including the independent members of the Board (the “Independent Board Members”), unanimously approved the New Sub-Advisory Agreement for an initial two-year period and authorized TAM to terminate the sub-advisory agreement with CRM.

To assist the Board Members in their consideration of the New Sub-Advisory Agreement, the Board Members received in advance of the Meeting certain materials and information. In addition, the Independent Board Members consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board Members’ deliberations.

Among other matters, the Board considered:

(a) that TAM advised the Board that the appointment of TS&W is not expected to result in any diminution in the nature, extent and quality of services provided to the Portfolio and its shareholders, including compliance services;

(b) that TS&W is an experienced and respected asset management firm and that TAM believes that TS&W has the capabilities, resources and personnel necessary to provide sub-advisory services to the Portfolio based on an assessment of the services that TS&W provides to other Transamerica mutual funds;

(c) that in June 2013 the Board performed a full annual review of another sub-advisory agreement with TS&W with respect to a Transamerica mutual fund not discussed herein, and determined that TS&W has the capabilities, resources and personnel necessary to provide the sub-advisory services to the Transamerica mutual fund complex;

(d) the proposed responsibilities of TS&W for the Portfolio and the services expected to be provided by it;

(e) the fact that the sub-advisory fee payable to TS&W would be paid by TAM and not the Portfolio;

(f) that the advisory fee rate paid by the Portfolio to TAM would not increase, and that the sub-advisory fee to be paid by TAM to TS&W is reasonable in light of the services to be provided; and

(g) that TAM recommended to the Board that TS&W be appointed as sub-adviser to the Portfolio based on its desire to engage an investment sub-adviser with a proven track record.

Further, the Board Members, including a majority of the Independent Board Members, found that the approval of the New Sub-Advisory Agreement for the Portfolio is in the best interests of the Portfolio and its shareholders.

A discussion followed that included additional consideration of these and other matters.

In their deliberations, the Board Members evaluated a number of considerations that they believed, in light of the legal advice furnished to them by independent legal counsel and their own business judgment, to be relevant. They based their decisions on the considerations discussed here, among others, although they did not identify any consideration or particular information that was controlling of their decisions, and each Board Member may have attributed different weights to the various factors.

Nature, Extent and Quality of the Services to be Provided. In evaluating the nature, extent and quality of the services to be provided by TS&W under the New Sub-Advisory Agreement, the Board considered, among other things, information provided by TAM and TS&W regarding the operations, facilities, organization and personnel of TS&W, the ability of TS&W to use its resources effectively in performing its duties under the New Sub-Advisory Agreement, and TS&W’s capabilities in implementing the investment strategies of the Portfolio. The Board considered that TAM has advised the Board that the appointment of TS&W is not expected to result in any diminution in the nature, extent and quality of services provided to the Portfolio and its shareholders, including compliance services. The Board considered that TS&W is an experienced and respected asset management firm and that TAM believes that TS&W has the capabilities, resources and personnel necessary to provide sub-advisory services to the Portfolio based on the assessment of the services that TS&W provides to other Transamerica mutual funds. The Board Members also considered that they had performed a full annual review of another sub-advisory agreement with TS&W and had determined that TS&W has the capabilities, resources and personnel necessary to provide the sub-advisory services to the fund subject to that agreement.

Based on their review of the materials provided and the assurances they had received from TAM, the Board determined that TS&W can provide sub-advisory services that are appropriate in scope and extent in light of the proposed investment program for the Portfolio and that TS&W’s appointment is not expected to adversely affect the nature, extent and quality of services provided to the Portfolio.

Investment Performance. The Board considered TS&W’s performance, investment management experience, capabilities and resources, including with respect to the other Transamerica mutual funds that it sub-advises within the Transamerica mutual funds complex. In addition, the Board Members noted that they had considered the performance of another fund sub-advised by TS&W as part of the full annual review of the sub-advisory agreements for the Transamerica mutual funds and, in that connection, determined that TS&W was capable of providing investment and related services that are appropriate in scope and extent in light of that fund’s operations, the competitive landscape of the investment company business and investor needs. The Board reviewed the performance of the Portfolio as compared to the composite performance of the strategy to be followed by TS&W, which compared favorably to that of the Portfolio, its benchmark and its peer group for the 1-, 3-, 5- and 10-year periods (annualized) ended August 31, 2013. The Board Members further noted that TAM believes that the appointment of TS&W will benefit shareholders by offering them the potential for improved performance based on the historical comparisons, but were unable to predict what effect execution of the New Sub-Advisory Agreement would actually have on the future performance of the Portfolio. On the basis of this information and the Board’s assessment of the nature, extent and quality of the services to be provided by TS&W, the Board concluded that TS&W is capable of generating a level of investment performance that is appropriate in light of the Portfolio’s investment objectives, policies and strategies.

Sub-Advisory Fee, Cost of Services Provided and Profitability. The Board considered the proposed sub-advisory fee schedule under the New Sub-Advisory Agreement, including a reduction in sub-advisory fee rate paid to the sub-adviser from implementation of the New Sub-Advisory Agreement. The Board noted that the advisory fee rate payable by the Portfolio would decrease and that certain breakpoints to the advisory fee schedule had been added. The Board also noted that TS&W had agreed to aggregate the assets of the Portfolio with those of Transamerica Mid Cap Value Opportunities, which is sub-advised by TS&W, for purposes of calculating the advisory fee payable by TAM to TS&W. On the basis of these considerations, together with the other information it considered, the Board determined that the sub-advisory fee to be received by TS&W under the New Sub-Advisory Agreement is reasonable in light of the services to be provided.

With respect to TS&W’s costs and profitability in providing services to the Portfolio, the Board noted that the sub-advisory fee is the product of arm’s-length negotiation between TAM and TS&W. As a result, the Board did not consider TS&W’s anticipated profitability as material to its decision to approve the New Sub-Advisory Agreement.

Economies of Scale. The Board considered the sub-advisory fee schedule and the existence of breakpoints but that the Portfolio’s assets would be aggregated with the assets of Transamerica Mid Cap Value Opportunities for purposes of calculating the sub-advisory fees payable by TAM to TS&W. The Board considered that TAM believes that the appointment of TS&W as sub-adviser has the potential to attract additional assets because of TS&W’s asset management capabilities. The Board Members concluded that they would have the opportunity to periodically reexamine whether the Portfolio has achieved economies of scale, and the appropriateness of management fees payable to TAM, and fees payable by TAM to TS&W, in the future.

Fall-Out Benefits. The Board considered any incidental benefits expected to be derived by TS&W from its relationship with the Portfolio. The Board noted that TAM would not realize “soft dollar” benefits from its relationship with TS&W, and that TS&W may engage in “soft dollar” arrangements consistent with applicable law and “best execution” requirements.

Conclusion. After consideration of the factors described above, as well as other factors, the Board Members, including all of the Independent Board Members, concluded that the approval of the New Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders and voted to approve the New Sub-Advisory Agreement.

BROKERAGE INFORMATION

There were no brokerage commissions incurred on security transactions placed with affiliates of the adviser or sub-adviser for the fiscal year ended December 31, 2013.

ADDITIONAL INFORMATION

TAM, the Trust’s investment adviser, and Transamerica Fund Services, Inc., the Trust’s transfer agent and administrator, are both located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The Trust’s principal underwriter and distributor, Transamerica Capital, Inc., is located at 4600 South Syracuse Street, Suite 1100, Denver, Colorado 80237.

As of July 1, 2014, the Trustees and officers of the Portfolio, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Portfolio.

As of July 1, 2014, the following persons owned of record 5% or more of the outstanding interests in the Portfolio:

Partners Mid Value

Name of Investor	Shares Owned	Percentage of Beneficial Ownership
Intermediate Horizon Strategic Allocation Fund c/o TAM 570 Carillon Parkway St. Petersburg, FL 33716	468,274.320	5.80%

Transamerica Traditional IRA c/o TAM 570 Carillon Parkway St. Petersburg, FL 33716	460,854.886	5.71%

Transamerica Traditional IRA c/o TAM 570 Carillon Parkway St. Petersburg, FL 33716	455,274.154	5.64%

Intermediate/Long Horizon Strategic Allocation Fund c/o TAM 570 Carillon Parkway St. Petersburg, FL 33716	446,428.462	5.53%

Partners Institutional Mid Value

Name of Investor	Shares Owned	Percentage of Beneficial Ownership
Ascension Health 403(B) c/o TAM 570 Carillon Parkway St. Petersburg, FL 33716	4,698,020.952	21.89%

Ascension Health 401(A) c/o TAM 570 Carillon Parkway St. Petersburg, FL 33716	1,639,767.442	7.64%

Any shareholder who holds beneficially 25% or more of the Portfolio may be deemed to control the Portfolio until such time as such shareholder holds beneficially less than 25% of the outstanding common shares of the Portfolio. Any shareholder controlling the Portfolio may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Portfolio without the consent or approval of other shareholders. As of July 1, 2014, the following persons held beneficially 25% or more of the Portfolio.

Name of Investor	Shares Owned	Percentage of Beneficial Ownership
Transamerica Institutional Mid Value Fund 570 Carillon Parkway St. Petersburg, FL 33716	21,761,256.605	49.14%

The Trust is a New York trust and as such is not required to hold annual meetings of investors, although special meetings may be called for the Portfolio, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Investor proposals to be presented at any subsequent meeting of investors must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees,

Dennis P. Gallagher

Vice President, General Counsel and Secretary

July 14, 2014

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

AEGON USA INVESTMENT MANAGEMENT, LLC

THIS AMENDMENT is made as of May 1, 2014 to the Sub-Advisory Agreement dated as of March 1, 2013, as amended, (the “Agreement”) between Transamerica Asset Management, Inc. and Aegon USA Investment Management, LLC.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. Schedule A. Schedule A to the Agreement is hereby deleted entirely and replaced as follows:

Portfolios	Investment Sub-Advisory Fee[1]
Transamerica Partners Core Bond[2]	0.12% of the first $1 billion 0.05% in excess of $1 billion

Transamerica Partners Balanced[3]	0.12% of the first $1 billion 0.05% in excess of $1 billion

Transamerica Partners High Yield Bond Portfolio[4]	0.35% of the first $20 million 0.25% over $20 million up to $40 million 0.20% over $40 million up to $125 million 0.15% in excess of $125 million

Transamerica Partners Money Market Portfolio	0.05%

[1]	As a percentage of daily net assets on an annual basis.
[2]	The calculation of the sub-advisory fees will be based on the combined average daily net assets of Transamerica Intermediate Bond, Transamerica Partners Balanced Portfolio, Transamerica Multi-Managed Balanced and Transamerica Multi-Managed Balanced VP.
[3]	The calculation of the sub-advisory fees will be based on the combined average daily net assets of Transamerica Intermediate Bond, Transamerica Partners Core Bond Portfolio, Transamerica Multi-Managed Balanced and Transamerica Multi-Managed Balanced VP.
[4]	The calculation of the sub-advisory fees will be based on the combined average daily net assets of Transamerica High Yield Bond VP.

In all other respects, the Agreement dated as of March 1, 2013, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of May 1, 2014.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:
Name:	Christopher A. Staples
Title:	Senior Vice President, Chief Investment Officer, Advisory Services

AEGON USA INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

EXHIBIT A

INVESTMENT SUB-ADVISORY AGREEMENT

Thompson, Seigel & Walmsley LLC

This Agreement, entered into as of December 15, 2013 by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”) and Thompson, Siegel & Walmsley LLC, a Delaware limited liability company (referred to herein as the “Sub-adviser”). TAM is the investment adviser to Transamerica Partners Portfolios (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the “1940 Act”). TAM wishes to engage the Sub-adviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (the “Fund”). The Sub-adviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

1. Appointment. In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Sub-adviser to act as sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Sub-adviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified.

2. Subadvisory Services. In its capacity as sub-adviser to the Fund, the Sub-adviser shall have the following responsibilities:

(a)	Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Sub-adviser shall regularly provide the Fund with respect to such portion of the Fund’s assets as shall be allocated to the Sub-adviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to the Sub-adviser. The Sub-adviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the negotiation and execution of investment documentation and agreements, including, without limitation, swap, futures, options and other agreements with counterparties, on the Fund’s behalf as the Sub-adviser deems appropriate from time to time in order to carry out its responsibilities hereunder, provided the Sub-adviser provides TAM prompt notice of any new investment agreements and any material amendments to existing investment agreements and the opportunity for legal review), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, any written instructions and directions of the Board or TAM provided to the Sub-adviser from time to time, and any other specific policies adopted by the Board and disclosed to the Sub-adviser. The Sub-adviser’s responsibility for providing investment research, advice, management and supervision to the Fund is limited to that discrete portion of the Fund represented by the Allocated Assets and the Sub-adviser is prohibited from directly or indirectly consulting with any other sub-adviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The Sub-adviser is authorized to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.

(b)

The Sub-adviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Sub-adviser or its affiliates exercise investment discretion. The Sub-adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Sub-adviser’s authority regarding the execution of the Fund’s portfolio transactions provided herein.

(c)	The Fund hereby authorizes any entity or person associated with the Sub-adviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Sub-adviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Sub-adviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Sub-adviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Sub-adviser and its directors and officers.

(d)	Unless TAM advises the Sub-adviser in writing that the right to vote proxies has been expressly reserved to TAM or the Trust or otherwise delegated to another party, the Sub-adviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Sub-adviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Sub-adviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM.

(e)	The Sub-adviser will monitor the security valuations of the Allocated Assets. If the Sub-adviser believes that the Fund’s carrying value for a security does not fairly represent the price that could be obtained for the security in a current market transaction, the Sub-adviser will notify TAM promptly. In addition, the Sub-adviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings.

3. Activities of the Sub-adviser. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Sub-adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Sub-adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for the Fund and one or more other accounts of the Sub-adviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Sub-adviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Sub-adviser’s policies and procedures as presented to the Board from time to time.

4. Allocation of Charges and Expenses. During the term of this Agreement, the Fund will bear all expenses not expressly assumed by TAM or the Sub-adviser incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a)

The Fund shall pay its allocable share of (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax

(including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

(b)	TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Sub-adviser pursuant to this Agreement.

(c)	The Sub-adviser shall pay all expenses incurred by it in the performance of its duties under this Agreement. The Sub-adviser shall authorize and permit any of its directors, officers and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, and shall pay all compensation, fees and expenses of such Trustees and officers.

5. Obligation to Provide Information. Each party’s obligation to provide information shall be as follows:

(a)	TAM shall cause the Sub-adviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. TAM shall furnish the Sub-adviser with such other documents and information with regard to the Fund’s affairs as the Sub-adviser may from time to time reasonably request.

(b)	The Sub-adviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Sub-adviser relating to the services provided by the Sub-adviser hereunder, including such information the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

6. Compensation of the Sub-adviser. As compensation for the services performed by the Sub-adviser, TAM shall pay the Sub-adviser out of the advisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Sub-adviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be prorated according to the ratio that the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in the Fund’s then-current Prospectus or as may be determined by the Board.

7. Compensation of Trustees, Officers and Employees. No Trustee, officer or employee of the Trust or the Fund shall receive from the Trust or the Fund any salary or other compensation as such Trustee, officer or employee while he is at the same time a director, officer, or employee of the Sub-adviser or any affiliated company of the Sub-adviser, except as the Board may decide. This paragraph shall not apply to Trustees, executive committee members, consultants and other persons who are not regular members of the Sub-adviser’s or any affiliated company’s staff.

8. Term. This Agreement shall continue in effect with respect to the Fund, unless sooner terminated in accordance with its terms, for two years from its effective date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of outstanding voting securities of that Fund.

9. Termination. This Agreement may be terminated with respect to the Fund at any time, without penalty, by the Board or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities. This

Agreement may also be terminated by TAM upon written notice to the Sub-adviser, without the payment of any penalty. The Sub-adviser may terminate the Agreement only upon giving 90 days’ advance written notice to TAM. This Agreement shall terminate automatically in the event of its assignment by the Sub-adviser and shall not be assignable by TAM without the consent of the Sub-adviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.

10. Use of Name. If this Agreement is terminated with respect to the Fund and the Sub-adviser no longer serves as sub-adviser to the Fund, the Sub-adviser reserves the right to withdraw from the Trust the right to the use of its name with respect to that Fund or any name misleadingly implying a continuing relationship between the Fund and the Sub-adviser or any of its affiliates.

11. Liability of the Sub-adviser. The Sub-adviser may rely on information reasonably believed by it to be accurate and reliable. The Sub-adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Sub-adviser against any liability to TAM or the Fund to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Sub-adviser” shall include any affiliates of the Sub-adviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Sub-adviser and such affiliates.

12. Meanings of Certain Terms. For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

13. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to the Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to the Fund until approved, if so required by the 1940 Act, by vote of the holders of a majority outstanding voting securities of that Fund. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Sub-adviser.

14. Books and Records. The Sub-adviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-adviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Sub-adviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

15. Independent Contractor. In the performance of its duties hereunder, the Sub-adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or TAM in any way or otherwise be deemed to be an agent of the Fund or TAM.

16. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

17. Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Florida and the applicable provisions of the 1940 Act.

18. Interpretation. Nothing contained herein shall be deemed to require the Trust to take any action contrary to its Governing Documents, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust.

[signature page to follow]

The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Senior Vice President and Chief Investment Officer, Advisory Services

THOMPSON, SIEGEL & WALMSLEY LLC

By:	/s/ Horace P. Whitworth
Name:	Horace P. Whitworth
Title:	Co-Chief Executive Officer

Schedule A

Fund	Investment Subadvisory Fee*
Transamerica Partners International Equity Portfolio**	0.30% of the first $1 billion; 0.28% over $1 billion up to $2 billion; and 0.265% over $2 billion.
Transamerica Partners Mid Value Portfolio***	0.275% of the first $750 million; 0.27% over $750 million up to $1.5 billion; 0.265% over $1.5 billion up to $2 billion; and 0.26% over $2 billion.

*	As a percentage of average daily net assets on an annual basis.
**	The calculation of the sub-advisory fees will be based on the combined average daily net assets of Transamerica International Equity and Transamerica TS&W International Equity VP.
***	The calculation of the sub-advisory fees will be based on the combined average daily net assets of Transamerica Mid Cap Value Opportunities and the allocated portion of Transamerica Partners Mid Value Portfolio.

TRANSAMERICA PARTNERS MID VALUE PORTFOLIO

a series of Transamerica Partners Portfolios

TRANSAMERICA PARTNERS MID VALUE

a series of Transamerica Partners Funds Group

TRANSAMERICA PARTNERS INSTITUTIONAL MID VALUE

a series of Transamerica Partners Funds Group II

570 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: 1-888-233-4339

July 14, 2014

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to Transamerica Partners Mid Value Portfolio (the “Portfolio”), a series of Transamerica Partners Portfolios, a registered investment company organized as a New York trust (“TPP” or the “Trust”). The Portfolio is a master fund in a master/feeder mutual fund structure. A number of feeder funds, including Transamerica Partners Mid Value and Transamerica Partners Institutional Mid Value, invest their assets in the Portfolio. The Portfolio, in turn, invests directly in securities. The Portfolio is the underlying mutual fund in which all of the assets of Transamerica Partners Mid Value and Transamerica Partners Institutional Mid Value are invested. We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement details recent a sub-adviser change relating to the Portfolio. Specifically, the Board of Trustees of the Portfolio has approved a new sub-advisory agreement on behalf of the Portfolio between TAM and Thompson, Siegel & Walmsley LLC (“TS&W”). TS&W became a sub-adviser of the Portfolio on May 1, 2014.

The Trust and TAM have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Order instead requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The full Information Statement will be available to review on the Portfolio’s website at http://cdn2.hubspot.net/hub/247691/file-1103620616-pdf/Transamerica/Transamerica-Partners-Mid-Value-Information-Statement.pdf until at least November 14, 2014. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting your Portfolio at 1-888-233-4339.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.